NSAR ITEM 77O
                                      1999
                                 VK Harbor Fund
                               10f-3 Transactions

UNDERWRITING #            UNDERWRITING                   PURCHASED FROM       AMOUNT OF SHARES   % OF UNDERWRITING  DATE OF PURCHASE
                                                                                 PURCHASED
       1                   Amazon.com                   CS First Boston          2,553,000              0.204%          01/29/99
       2                    LSI Logic                     J.P. Morgan            1,700,000              0.567%          03/16/99
       3              Ziff-Davis Inc.-ZDNet            Hambrecht & Quist            36,200              0.362%          03/30/99
       4                  Sanmina Corp.                       DLJ                  847,000              0.282%          04/30/99
       5      Interpublic Group of Companies, Inc.    Salomon Smith Barney       2,529,000              0.808%          05/26/99
       6               The Seagram Company                Bear Stearns              15,700              0.085%          06/15/99
       7            Wellpoint Health Networks             Bear Stearns           2,526,000              0.972%          06/28/99
       8             Conexant Systems, Inc.             CS First Boston          1,691,000              0.564%          05/07/99
       9         Copper Mountain Networks, Inc.          Dain Rauscher               5,700              0.143%          05/12/99
      10             Brocade Communications              BT Alex Brown               5,200              0.160%          05/24/99
      11                 Genetech, Inc.                   J.P. Morgan               24,100              0.121%          07/20/99
      12                 McLeod USA Inc.              Salomon Smith Barney          13,600              1.360%          08/06/99
      13        Cox Communications Feline Prides         Merrill Lynch              64,700              0.498%          08/09/99
      14             Veritas Software Corp.                   DLJ                  319,000              0.079%          08/09/99
      15                CoreComm Limited                      DLJ                3,877,000              2.585%          10/01/99
      16      Martha Stewart Living Omnimedia, Inc.           DLJ                   12,600              0.175%          10/18/99
      17                 Genetech, Inc.                   J.P. Morgan               39,800              0.199%          10/21/99
      18           Lattice Semiconductor Corp.           Goldman Sachs           1,682,000              0.731%          10/29/99
      19                 ASM Lithography                CS First Boston            840,000              0.187%          11/19/99
      20              America Online, Inc.               Salomon Smith          10,481,000              0.462%          12/01/99
                                                            Barney
      21           Exodus Communications, Inc.           Goldman Sachs           5,031,000              1.258%          12/02/99
      22              UnitedGlobalCom, Inc.                   DLJ                   67,100              1.342%          12/02/99
                      Convertible Preferred
      23              12 Technologies, Inc.              Goldman Sachs           2,524,000              0.841%          12/06/99


Other Underwriters in the Syndicate for #1
------------------------------------------
Morgan Stanley Dean Witter
Credit Suisse First Boston
Donaldson, Lufkin & Jenrette

Other Underwriters in the Syndicate for #2
------------------------------------------
Morgan Stanley Dean Witter
BancBoston Robertson Stephens
J.P. Morgan & Co.

Other Underwriters in the Syndicate for #3
------------------------------------------
Goldman, Sachs & Co.
Donaldson, Lifkin & Jenrette Securities Corp.
Hambrecht & Quist LLC
ABNAMRO  Incorporated
CIBC Oppenheimer Corp.
LaSalle St. Securities, Inc.
Lazard Freres & Co.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Morgan Stanley & Co.  Inc.
Wit Capital Corporation

Other Underwriters in the syndicate for #4
------------------------------------------
Morgan Stanley Dean Witter
Donaldson, Lufkin & Jenrette
Nationsbanc Montgomery Securities LLC

Other Underwriters in the syndicate for #5
------------------------------------------
Morgan Stanley Dean Witter
Goldman, Sachs & Co.
Salomon Smith Barney

Other Underwriters in the syndicate for #6
------------------------------------------
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Merrill Lynch & Co.
Morgan Stanley Dean Witter

Other Underwriters in the syndicate for #7
------------------------------------------
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation

Other Underwriters in the syndicate for #9
------------------------------------------
Morgan Stanley & Co. Incorp.
BancBoston Robertson Stephens, Inc.
Dain Rauscher Wessels
Hambrecht & Quist LLC
Hoefer & Arnett, Incorporated
Edward D. Jones & Co.
Ladenburg Thalmann & Co.
NationsBanc Montgomery Securities LLC
Brad Peery Inc.
Raymond James & Associates, Inc.
U.S. Bancorp Piper Jaffray Inc.
Wasserstein Perella Securities, Inc.

Other Underwriters in the syndicate for #10
-------------------------------------------
Morgan Stanley & Co. Incorporated
BT Alex Brown Incorporated
Dain Rauscher Wessels
Banc of America Securities LLC
BancBoston Robertson Stephens Inc.
L.H. Friend, Weinress, Frankson & Presson
Edward D. Jones & Co., L.P.
Morgan Keegan & Company, Inc.
Needham & Company, Inc.
Brad Peery Inc.
Soundview Technology Group, Inc.
U.S. Bancorp Piper Jaffray Inc.

Other Underwriters in the syndicate for #11
-------------------------------------------
J.P. Morgan & Co.
Goldman, Sachs & Co.
Merrill Lynch & Co.
Warburg Dillon Read LLC
BancBoston Robertson Stephens
Bank Am Bellevue
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corp.
Hambrecht & Quist LLC
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Adams, Harkness & Hill, Inc.
Gerard Kauer Mattison & Co.
U.S. Bancorp Piper Jaffray Inc.

Other Underwriters in the syndicate for #12
-------------------------------------------
Salomon Smith Barney
Goldman Sachs & Co.
Morgan Stanley Dean Witter

Other Underwriters in the syndicate for #13
-------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith
Morgan Stanley & Co.
Banc of America Securities
J.P. Morgan Securities Inc.

Other Underwriters in the syndicate for #14
-------------------------------------------
Morgan Stanley Dean Witter
Credit Suisse First Boston
Donaldson, Lufkin & Jenrette
SG Cowen

Other Underwriters in the syndicate for #16
-------------------------------------------
Morgan Stanley & Co.
Merrill Lynch Pierce, Fenner & Smith
Bear Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities
Banc of America Securities LLC
Advest, Inc.
Robert W. Baird & Co. Incorporated
Sanford C. Bernstein & Co. Inc.
Blaylock & Partners, L.P.
Chatsworth Securities LLC
CIBC World Markets Corp.
Crowell, Weedon & Co.
D.A. Davidson & Co. Incorporated
A.G. Edwards & Sons, Inc.
Fahnestoci & Co.
First Union Securities, Inc.
Gabelli & Company, Inc.
Gerard Klauer Mattison & Co., Inc.
Goldman, Sachs & Co.
Janny Montgomery Scott LLC
Edward D. Jones & Co., L.P.
Legg Mason Wood Walker, Incorporated
McDonald Investments Inc.
Monness, Crespi, Hardt & Co. Inc.
PaineWebber Incorporated
Ramirez & Company
Raymond James & Associates, Inc.
Schroder & Co. Inc.
Muriel Siebert & Co.
Salomon Smith Barney Inc.
Wasserstein Perella Securities, Inc.

Other Underwriters in the syndicate for #17
-------------------------------------------
J.P. Morgan & Co.
Goldman Sachs & Co.
Merrill Lynch & Co.
Warburg Dillon Read LLC
Robertson Stephens

Other Underwriters in the syndicate for #18
-------------------------------------------
Morgan Stanley Dean Witter
Goldman Sachs & Co.
Robertson Stephens
ABN AMRO Rothschild

Other Underwriters in the syndicate for #19
-------------------------------------------
Morgan Stanley Dean Witter
Credit Suisse First Boston
ABN AMRO Rothschild
Commerzbank
Kempen & Co.
SG Investment Banking

Other Underwriters in the syndicate for #20
-------------------------------------------
Salomon Smith Barney Bear,
Stearns & Co.
Morgan Stanley Dean Witter
Lehman Brothers
Goldman, Sachs & Co.

Other Underwriters in the syndicate for #21
-------------------------------------------
Goldman Sachs & Co.
Donaldson, Lufkin & Jenrette
Morgan Stanley Dean Witter

Other Underwriters in the syndicate for #21
-------------------------------------------
Goldman Sachs & Co.
Morgan Stanley & Co
Credit Suisse First Boston Corporation